Exhibit 99.1

iRhythm Technologies Announces First Quarter 2022 Financial Results

SAN FRANCISCO, May 5, 2022 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital healthcare solutions company focused on the advancement of cardiac care, today reported financial results for the three months ended March 31, 2022.

First Quarter 2022 Financial Highlights
•Revenue of $92.4 million, a 24.3% increase compared to first quarter 2021
•Gross margin of 66.9%, a 4.2 percentage point improvement compared to fourth quarter 2021
•Adjusted EBITDA* loss of $4.8 million, a $12.5 million improvement compared to fourth quarter 2021
•Cash and short-term investments of $208.8 million at March 31, 2022, a $30.3 million decline from December 31, 2021
•Amended debt facility with non-dilutive term loan of up to $75 million and a revolving credit facility of up to $25 million with a maturity date of March 1, 2027

*Refer to adjusted EBITDA reconciliation table below.

Recent Operational Highlights
•Updated reimbursement rates that impact Zio XT for CPT codes 93243 and 93247 to $329 and $342, respectively, published by National Government Services (NGS), a Medicare Administrative Contractor (MAC) that serves the Suburban Chicago area and where one of our independent diagnostic testing facilities, or IDTFs, is located
•Dr. Mintu Tarakhia appointed as Chief Medical Officer and Chief Scientific Officer to drive continued innovation, lead research and evidence generation and enhance the clinical product and service portfolio
•Important clinical data recently presented at The American College of Cardiology's 71st Annual Scientific Session and at the 2022 Heart Rhythm Society meeting highlighting Zio XT, Zio AT and Zio Watch

"Our strong first quarter results are indicative of the momentum we carried into 2022 with an acceleration in daily registrations leading to record quarterly volumes. New account openings were up 15% quarter-over-quarter, and we realized significant growth in our core U.S. market. Evidence supporting the clinical superiority of the Zio service continued to build at the annual ACC and HRS meetings through multiple presentations that demonstrated the effectiveness of long-term continuous ECG monitoring in a variety of use cases,' said iRhythm CEO and President, Quentin Blackford.

“We are energized by the tangible progress being made on the strategies we identified for achieving sustained growth in our core U.S. market and internationally, as well as leveraging our technology platform to expand into adjacent markets. With a strong pipeline of innovation and a renewed focus on operational discipline, I am excited about the opportunity ahead. iRhythm's potential is tremendous and backed by our commitment to deliver superior value to our patients, clinicians, payers and shareholders," concluded Mr. Blackford.

First Quarter Financial Results
Revenue for the three months ended March 31, 2022 increased 24.3% to $92.4 million, from $74.3 million during the same period in 2021. The increase was primarily driven by Zio XT and AT volume growth and increases in Medicare pricing.

Gross profit for the first quarter of 2022 was $61.8 million, up 21.4% from $50.9 million during the same period in 2021, while gross margins were 66.9%, down from 68.4% during the same period in 2021. The decrease in gross margin was primarily due to higher costs related to expanding capacity.

Operating expenses for the first quarter of 2022 were $110.3 million, compared to $78.3 million for the same period in 2021 and $83.5 million in Q4 2021. The sequential increase in operating expenses was due to one-time impairment and restructuring charges totaling $26.6 million associated primarily with a reduction in size of our San Francisco facility as well as severance and other employee exit related costs.

Net loss for the first quarter of 2022 was $50.6 million, or a loss of $1.71 per share, compared with net loss of $27.8 million, or a loss of $0.95 per share, for the same period in 2021.

Cash, cash equivalents, short-term investments and long-term investments were $208.8 million as of March 31, 2022.

Guidance

Exhibit 99.1

iRhythm projects revenue for the full year 2022 to range from $410 million to $420 million, which represents 27% to 30% growth over prior year results. Gross margin for the full year 2022 is expected to range from 68% to 69% and adjusted operating expenses are expected to range between $375 and $385 million. Adjusted EBITDA for the full year 2022 is expected to range from negative $15 million to negative $25 million.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/4:30 p.m. ET. Investors interested in listening to the conference call may do so by accessing the live and archived webcast of the event, which will be available on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Use of Non-GAAP Financial Measures and Other Operating Metrics
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted operating expenses and adjusted net loss. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding financial guidance, market opportunity, ability to penetrate the market, anticipated productivity improvements and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission, including those on the Form 10-Q expected to be filed on or about May 6, 2022. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Leigh Salvo	Morgan Mathis
(415) 937-5404	(310) 528-6306
investors@irhythmtech.com	irhythm@highwirepr.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$94,786	$127,562
Short-term investments	113,998	111,569
Accounts receivable, net	55,286	46,430
Inventory	12,446	10,268
Prepaid expenses and other current assets	9,838	9,693
Total current assets	286,354	305,522
Property and equipment, net	57,135	55,944
Operating lease right-of-use assets	65,256	84,587
Goodwill	862	862
Other assets	19,110	16,052
Total assets	$428,717	$462,967
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,413	$10,509
Accrued liabilities	41,935	51,486
Deferred revenue	2,933	3,049
Debt, current portion	—	11,667
Operating lease liabilities, current portion	11,501	11,142
Total current liabilities	61,782	87,853
Debt, noncurrent portion	34,917	9,690
Other noncurrent liabilities	832	697
Operating lease liabilities, noncurrent portion	86,344	85,212
Total liabilities	183,875	183,452
Stockholders’ equity:
Preferred Stock	—	—
Common stock	27	27
Additional paid-in capital	701,822	685,594
Accumulated other comprehensive loss	(353)	(61)
Accumulated deficit	(456,654)	(406,045)
Total stockholders’ equity	244,842	279,515
Total liabilities and stockholders’ equity	$428,717	$462,967

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three months ended March 31,
	2022	2021
Revenue, net	$92,378	$74,311
Cost of revenue	30,619	23,458
Gross profit	61,759	50,853
Operating expenses:
Research and development	10,542	8,510
Selling, general and administrative	73,158	69,813
Impairment and Restructuring	26,608	—
Total operating expenses	110,308	78,323
Loss from operations	(48,549)	(27,470)
Interest expense	(2,029)	(335)
Other income, net	16	124
Loss before income taxes	(50,562)	(27,681)
Income tax provision	47	98
Net loss	$(50,609)	$(27,779)
Net loss per common share, basic and diluted	$(1.71)	$(0.95)
Weighted-average shares, basic and diluted	29,596,325	29,164,430

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands)

	Three months ended March 31,
Adjusted EBITDA reconciliation	2022	2021
Net loss	$(50,609)	$(27,779)
Income tax provision	47	98
Depreciation and Amortization	3,143	2,036
Interest expense	1,897	247
Stock-based compensation	13,903	20,230
Impairment and restructuring charges	26,866	—
Adjusted EBITDA	$(4,753)	$(5,168)

Three months ended, March 31,
Non-GAAP restructuring and impairment reconciliation	2022
Impairment and restructuring charges, as reported	$26,608
Restructuring related consulting fees	258
Non-GAAP restructuring and impairment	$26,866

Adjusted net loss reconciliation
Net loss, as reported	$(50,609)
Impairment and restructuring charges, as reported	26,608
Restructuring related consulting fees	258
Adjusted net loss	$(23,743)

Adjusted net loss per share reconciliation
Net loss per share, as reported	$(1.71)
Impairment and restructuring charges, as reported	0.90
Restructuring related consulting fees	0.01
Adjusted net loss per share	$(0.80)

Adjusted operating expense reconciliation
Operating expense, as reported	$110,308
Impairment and restructuring charges	26,608
Adjusted operating expense	$83,700